LIMITED POWER OF ATTORNEY

The undersigned does hereby constitute and appoint Stephen J. Nelson, Mary Anne
Mayo, Scott M. Dubowsky and Beth N. Lowson, each of The Nelson Law Firm, LLC,
White Plains Plaza, One North Broadway, White Plains, NY 10601, signing singly, with full power of substitution, as the true and lawful attorney of the undersigned, and authorizes and designates each of them to sign on behalf of the undersigned, and to file filings and any amendments thereto made by or on behalf of the undersigned in respect of the beneficial ownership of equity securities held by the undersigned, directly, indirectly or beneficially, pursuant to Sections 13(d), 13(g) and 16 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13(d), 13(g) or 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until withdrawn by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of February, 2014

                                           UNCLE MILLS PARTNERS, LLC

                                           By: Claudia B. Carucci, Manager

                                           /s/ Claudia B. Carucci, Manager